Exhibit 10.3

Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. [***] indicates that information has been omitted.
AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated June 28, 2024 (this “Amendment”), is made by and among ASCEND WELLNESS HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto constituting Required Lenders and Acquiom Agency Services LLC, as administrative agent and collateral agent.
RECITALS:
WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of August 27, 2021 (as supplemented by the Joinder Agreement thereto, dated as of May 18, 2022 and the Second Joinder Agreement thereto, dated as of June 30, 2022, the Amendment No. 1 to Credit Agreement, dated as of April 12, 2024, and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders party hereto consent to certain amendments to the Credit Agreement on the terms set forth herein, which amendments are permitted with the consent of the Required Lenders;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Credit Agreement Amendment. With effect from the Effective Date (as defined below), each of the parties hereto agrees that the Credit Agreement shall be amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in the appropriate alphabetical order:
“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of June 28, 2024, by and among the Borrower, the Administrative Agent, the Loan Parties party thereto and the Lenders party thereto.
“First Lien Notes” means the Company’s senior secured first lien notes issued pursuant to that certain indenture, by and among the Borrower, as issuer, and the First Lien Notes Trustee; provided that (i) such First Lien Notes are issued on or prior to August 1, 2024; (ii) the aggregate amount of First Lien Notes at any time outstanding shall not exceed $295 million; (iii) First Lien Notes may not be guaranteed by any Person other than a Loan Party; (iv) the net cash proceeds of the First Lien Notes shall be solely used for purposes of prepayment of the Obligations immediately after incurrence thereof, (v) the First Lien Notes shall not be secured by a Lien on any assets other than the Collateral securing (or purported to secure) the Obligations; and (vi) the Liens securing the First Lien Notes shall be subject to the terms of (x) the First Lien Notes Intercreditor Agreement at all times and (y) solely to the extent Liens are incurred pursuant to Section 6.02(r) of this Agreement and the First Lien Notes are secured by any assets subject to such Liens, the Mortgage Intercreditor Agreement.

“First Lien Notes Trustee” means Odyssey Trust Company, or such other Person selected by the Borrower to act as trustee in respect of the First Lien Notes.
“Intercreditor Agreements” means, collectively, the First Lien Notes Intercreditor Agreement and the Mortgage Intercreditor Agreement.
“First Lien Notes Intercreditor Agreement” means an intercreditor agreement entered into by the Administrative Agent and the First Lien Notes Trustee.
“Mortgage Intercreditor Agreement” means an intercreditor agreement entered into by the Administrative Agent, the First Lien Notes Trustee and the security agent for the financing provided for in Section 6.01(t), which agreement, upon consummation of the financing permitted by Section 6.01(t) with respect to the property located at 268-274 Friend Street, Boston, MA, shall provide for the termination of the Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents dated as of February 10, 2022 with respect to such property; provided that the Mortgage Intercreditor Agreement shall be in form and substance reasonably satisfactory to the Required Second Amendment Consenting Lenders.
“Required Second Amendment Consenting Lenders” means, at any time, Lenders that consented to Amendment No. 2 having Loans representing more than 50% of the aggregate Outstanding Amount of Loans of all Lenders at such time; provided that, notwithstanding anything to the contrary contained in this Agreement, the aggregate Outstanding Amount of Loans held by Lenders that are Affiliated Lenders shall be excluded for purposes of making a determination of Required Lenders.
(b)Section 2.05(b)(i) of the Credit Agreement is hereby amended by amending and restating the parenthetical set forth therein as follows: “(other than any proceeds from issuance of Indebtedness for borrowed money expressly permitted pursuant to Section 2.17 or Section 6.01 (other than Section 6.01(s) of this Agreement))”
(c)Section 6.01 of the Credit Agreement is hereby amended to add the following new clauses (s) and (t) at the end thereof:
“(s) Indebtedness in respect of the First Lien Notes so long as the net cash proceeds thereof are used to prepay the Obligations in accordance with Section 2.05(b)(i); and
(t) Indebtedness of the Borrower and certain of its Subsidiaries in connection with any mortgage financing in an aggregate amount not to exceed $50,000,000.”
(d)Section 6.01(r) of the Credit Agreement is hereby amended to replace each occurrence of the phrase “(b), (e), (j), (n), (o) and (p)” with “(b), (e), (j), (n), (o), (p), (s) and (t)”
(e)Section 6.02 of the Credit Agreement is hereby amended to add the following new clauses (y) and (z) at the end thereof:
“(y) Liens securing Indebtedness permitted under Section 6.01(s); provided that such Liens are subject to the Intercreditor Agreements; and
(z) Liens securing Indebtedness permitted under Section 6.01(t); provided that such Liens extend only to specific real property that is the subject of such financing, including fixtures and a subordinated Lien on personal property associated with such real property; provided further that any Liens on the Collateral are subject to the Mortgage Intercreditor Agreement”
(f)Article IX of the Credit Agreement is hereby amended to add the following new Section 9.19 at the end thereof:
“Section 9.19. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE LOAN DOCUMENTS IN ANY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF EITHER INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”
SECTION 2.Costs and Expenses. The Borrower shall reimburse the Administrative Agent, the Collateral Agent, the Placement Agent and the Lenders for all reasonable and documented legal fees and other reasonable out-of-pocket expenses incurred in connection with this Amendment and the transactions contemplated hereby.
SECTION 3.Effective Date. This Amendment shall be effective (the “Effective Date”) upon satisfaction of each of the conditions set forth below:
(a)this Amendment shall have been executed by the Borrower, the other Loan Parties, the Administrative Agent and the Lenders constituting Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;
(b)the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Amendment, shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or other similar language) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified per its terms by materiality, Material Adverse Effect or other similar language) as of such earlier date;
(c)no Default or Event of Default has occurred and is continuing, nor shall any Default or Event of Default exist immediately after giving effect to this Amendment; and
(d)the Borrower shall have paid all fees, costs and expenses required to be reimbursed pursuant to Section 2 above.
SECTION 4.Representations and Warranties. The Borrower and each other Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders on the date hereof that:
(a)the execution, delivery and performance of this Amendment is within its corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action of it;
(b)this Amendment has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing; and
(c)the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Amendment, are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or other similar language) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct in all material respects (or in all respects if any such representation or warranty is qualified per its terms by materiality, Material Adverse Effect or other similar language) as of such earlier date.
SECTION 5.Reaffirmation. Each Loan Party consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms (i) the existing security interests granted in favor of the Collateral Agent for the benefit of, among others, the Lenders pursuant to the Loan Documents in the Collateral described therein, which security interests shall continue in full force and effect after giving effect to this Amendment to secure the Obligations as and to the extent provided in the Loan Documents and (ii) its obligations under the Guaranty Agreement shall remain in full force and effect after giving effect to this Amendment and the obligations under this Amendment constitute “Obligations” included within the Guarantee in accordance with the terms therein.
SECTION 6.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9.02 of the Credit Agreement.
SECTION 7.Entire Agreement. This Amendment and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On and after the Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean a reference to the Amended Credit Agreement.
SECTION 8.Governing Law and Waiver of Right to Trial by Jury.
(a)THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)The jurisdiction, waiver of venue, waiver of defense of illegality, service of process and waiver of right to trial by jury provisions in Section 9.09(b) through (e) and Section 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 9.Severability. To the extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.Counterparts; Electronic Signature. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of an original executed counterpart of this Amendment.
SECTION 11.Loan Document; No Novation. On and after the Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Amendment may be amended or waived solely by the parties hereto as set forth in Section 6 above). This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.
SECTION 12.Lender Direction. Each Lender party hereto, constituting the Required Lenders, by their execution hereof, hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment on the date hereof and (i) the First Lien Notes Intercreditor Agreement on the date of issuance of the First Lien Notes and (ii) the Mortgage Intercreditor Agreement on the date of incurrence of liens pursuant to Section 6.02(r) of the Amended Credit Agreement.
[Signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ASCEND WELLNESS HOLDINGS, INC.,
as the Borrower

By:	/s/ John Hartmann
Name:	John Hartmann
Title:	Chief Executive Officer

[***]
as a Guarantor

ACQUIOM AGENCY SERVICES LLC,
as the Administrative Agent

By:	/s/ Shon McCraw-Davis
Name:	Shon McCraw-Davis
Title:	Director

[***]
as a Lender

[Signature Page to Amendment No. 2]